EXHIBIT 10(vii)

                        JEFFERSON-PILOT CORPORATION

                 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

1.   Purpose.

     The Non-Employee Directors' Stock Option Plan (the "Plan") of Jefferson-Pilot Corporation (the "Corporation") is designed to encourage directors to acquire increased ownership of the Corporation's common stock, thereby helping to align the interests of non-employee directors and the shareholders, and to assist in attracting and retaining directors who have the experience, ability and skills necessary to assist in the Corporation's sustained growth and prosperity.

2.   Effective Date.

     The Plan as set forth herein reflects amendments effective February 8 and May 3, 1999 to the Corporation's 1995 Non-Employee Directors' Stock Option Plan (the "Original Plan"). The ongoing Plan after March 31, 1999 is subject to the approval of the Plan by the shareholders of the Corporation at the 1999 Annual Meeting of Shareholders.

3.   Administration of the Plan.

     The Plan shall be administered by a committee of at least three persons appointed by the Board of Directors (the "Board") of the Corporation (the "Committee"), who need not be directors and none of whom shall be eligible to receive options under the Plan. The Plan is intended to meet the requirements of Rule 16b-3 or any successor provision adopted under the Securities Exchange Act of 1934 (the "1934 Act"). To the extent, if any, that any questions of interpretation arise, they shall be resolved by the Committee in its sole discretion and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Committee under this Plan may be exercised by any one Committee member who is so authorized by the Committee. The Committee shall have no discretion with respect to designating the recipient of an option, the number of shares subject to an option, the date of award or the exercise price of an option.

4.   Participation in the Plan.

     All members of the Corporation's Board who are not as of the date of any option award employees of the Corporation or any of its subsidiaries or affiliates shall be eligible to participate in the Plan ("Eligible Non-Employee Director").

5.   Non-Qualified Stock Options.

     All options awarded under the Plan shall be non-qualified stock options covering shares of common stock of the Corporation.

6.   Terms, Conditions and Form of Options.

     (a) Annual Option Awards. On the date of the first regular meeting of the Board in each calendar year from 1999 through 2003, an option to purchase 5,000 shares shall be automatically awarded to each Eligible Non-Employee Director, subject to the two next following sentences. The face value of this option award (number of shares times fair market value on the award date) to each eligible director in any year shall not exceed the face value of the February 8, 1999 option award by more than 8% per year compounded for the number of years from February 1999 to the relevant award date. The annual option award for a new director who was elected after the prior annual award date shall be prorated for the number of months served since election to the Board, and a new director elected to the Board at the February meeting in any year shall receive only the initial award described below. Each such option shall vest on the first anniversary of the date of award.

     (b) Initial Option Award. On the date that each new Eligible Non-Employee Director joins the Board, an option shall be automatically awarded to such director covering shares having a fair market value of $175,000. Such option will vest and become exercisable in three equal annual installments commencing on the first anniversary of the date of award.

     (c) Exercise Price. The exercise price per share of stock for which each option is exercisable shall be 100% of the fair market value per share on the date the option is awarded, which shall be the closing price of the stock based upon its consolidated trading as generally reported for that date. If there is no reported trading for that date, such closing price for the next preceding trading day shall be used.

     (d) Term of Option. Each option shall terminate upon the expiration of ten years from the date of award, and shall be subject to earlier termination as hereinafter provided.

     (e) Termination of Service. In the event of the termination of service on the Board by the holder of any option, other than by reason of retirement pursuant to Board policy, permanent disability, death or a Change in Control, the then outstanding options of such optionee shall be exercisable only to the extent that they were exercisable on the date of such termination, and any unvested options shall be forfeited. In the event of termination of Board service of an optionee by reason of retirement pursuant to Board policy, permanent disability, death or a Change in Control, each of the then outstanding options of such optionee shall immediately vest and become exercisable, provided however that no option (even though exercisable) shall be exercised within six months after the date it is awarded but that the Committee may settle such option in cash during such period following a Change in Control.

     (f) Exercise After Service Terminated. An optionee shall be entitled to exercise all vested options within five years after termination of Board service, but in no event after the expiration date of the option.

     (g) Exercise of Options. The option price for the shares purchased shall be paid in full at the time of exercise, in cash or by the surrender of shares of common stock of the Corporation valued at their fair market value on the date of exercise, or by any combination of cash and such shares. Exercise shall be effective upon receipt by the Secretary of the Corporation of notice of such exercise accompanied by proper payment.

7.   Shares of Stock Subject to the Plan.

     The shares that may be purchased pursuant to options under the Plan shall not exceed an aggregate of 120,000 shares of the Corporation's common stock plus such number of shares as remain reserved as of May 3, 1999 under the Original Plan. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares, and previously acquired common stock that is tendered for payment for an option being exercised and any shares withheld for taxes shall again be available for issuance under the Plan, to the extent not restricted by Rule 16b-3.

8.   Dilution and Other Adjustment.

     In the event of any change in the outstanding shares of the Corporation's stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares, the sale, lease or conveyance of substantially all of the assets of the Corporation or other relevant corporate change, such equitable adjustments shall be made in the Plan, in the maximum number of shares referred to in Section 7 and in the awards hereunder, including future awards under Section 6 and the exercise price of outstanding options, as the Committee determines are necessary or appropriate. In the event of any stock split or stock dividend, such adjustments shall be self-operative and shall not require any Committee action.

9.   Change in Control.

     In the event of a Change in Control, all outstanding options shall become immediately exercisable and remain exercisable for the relevant period specified in Section 6(d) or 6(f). Change in Control means a change in control of JP of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, promulgated under the Securities Exchange Act of 1934 as amended or any successor thereto ("Act"), provided that without limiting the foregoing, a change in control of JP also shall be deemed to have occurred if:

    (a)  Any "person" (as defined under Section 3(a)(9) of the
Act)("Person") or "group" of persons (as provided in Rule 13d-3 under the Act) ("Group") is or becomes the "beneficial owner" (as defined in Rule 13d-3 or otherwise under the Act), directly or indirectly (including as provided in Rule 13d-3(d)(1) under the Act), of 20% or more of either

         (i)  the then outstanding shares of JP common stock (the
"Outstanding Common Stock"), or

        (ii)  the combined voting power of the then outstanding
JP voting securities entitled to vote generally in the election of directors (the "Outstanding Voting Securities");
provided, however that for purposes of this paragraph (a), the following acquisitions shall not constitute a change in control:

              (A)  any acquisition directly from JP,

              (B)  any acquisition by JP,

              (C)  any acquisition by any employee benefit plan
                   (or related trust) sponsored or maintained by JP or any corporation controlled by JP, or

              (D) any acquisition by any corporation pursuant to a transaction which complies with clauses
                   (i), (ii) and (iii) of paragraph (c) below;
                                               or
    (b) individuals who constitute the JP Board of Directors ("Board") on February 8, 1999 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election, is at any time approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though he or she were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office as a director occurs as a result of (i) an actual or threatened election contest with respect to the election or removal of directors, (ii) any other actual or threatened solicitation of proxies or consents by or on behalf of any Person or Group that beneficially owns 20% or more of the Outstanding Common Stock or the Outstanding Voting Securities, or (iii) any other pressure from such a Person or Group; or

    (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of JP or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination,

         (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% (40% for any Business Combination characterized by resolution of the Incumbent Board prior to its consummation as a merger of equals) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including without limitation, a corporation which as a result of such transaction owns JP or all or substantially all of JP assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be,

        (ii) no person (excluding any employee benefit plan (or related trust) of JP, such corporation resulting from such Business Combination, or any corporation controlled by, controlling or under common control with either of them) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

       (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business
Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

    (d) approval by JP shareholders of a complete liquidation or dissolution of JP; or

    (e) any other event or condition specified by the Board of Directors as effectively changing control such that early vesting of all options is appropriate.

10.  Miscellaneous Provisions.

     (a) Rights as Shareholder. An optionee shall have no rights as a holder of the Corporation's common stock with respect to options awarded hereunder, unless and until certificates for shares of such stock are issued to the optionee.

     (b) Non-Transferability. Options shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and during an optionee's lifetime shall be exercisable only by the optionee or a duly appointed guardian or legal representative of the optionee. However, the Committee may specify as to one or more optionees, that limited transfers shall be permitted because of special circumstances.

     (c) Agreements or Notices. All options awarded under the Plan shall be evidenced by agreements or notices containing such terms and conditions (not inconsistent with the Plan) as the Committee shall adopt.

     (d) Government Regulations. The Plan and the awarding and exercise of options hereunder shall be subject to all applicable Federal and state laws and all rules and regulations issued thereunder, including registration and private placement restrictions, and the Board in its discretion may, subject to the provisions of Section 12 hereof, make such changes in the Plan (except such changes which by law must be approved by the shareholders) or impose restrictions upon the exercise of options as may be required to conform the Plan to such applicable laws, rules and regulations.

     (e) Costs, Expenses and Taxes. The costs and expenses of administering the Plan shall be borne by the Corporation and not charged to any optionee. Income and other taxes assessed on the spread when an option is exercised shall be the responsibility of the person exercising the option. Should any tax withholding be required by law, such taxes may be paid through the Corporation's withholding of shares otherwise issuable upon exercise, in accordance with procedures established by the Committee and consistent with Section 12.

     (f) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Corporation will retain a director for any period of time, or at any particular rate of compensation.

11.  Amendment and Termination of the Plan.

     (a) Amendment of the Plan. The Board may amend, suspend or terminate the Plan at any time, provided, however, that without approval of the shareholders, no revision or amendment shall increase the number of shares subject to the Plan (except as provided in Section 8), extend the Plan's duration, reduce the option price, change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. Further, no amendment or termination of the Plan may alter or impair any rights or obligations of any option previously awarded without the consent of the holder of the option. The Plan provisions may not be amended more that once every six months unless such amendment may be made without adverse impact under Rule 16b-3.

      (b) Termination. The Plan (but not any options theretofore awarded) shall in any event terminate on, and no options shall be granted after, March 31, 2003.

12.   Compliance with SEC Regulations.

      It is the Corporation's intent that the Plan comply in all respects with Rule 16b-3 under the 1934 Act and any related regulations. If any provision of this Plan is later found not to be in compliance with such Rule and regulations, the provision shall be deemed null and void. All awards and exercises of options under this Plan shall be executed in accordance with the requirements of Section 16 of the 1934 Act and regulations promulgated thereunder.

13.   Governing Law.

      The Plan shall be construed in accordance with and governed by the laws of the State of North Carolina, excluding any choice of law provisions which may indicate the application of the laws of another jurisdiction.